SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                      January 23, 2004
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                             (Date of earliest event reported)

                        Synthetic Fixed-Income Securities, Inc.
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                  (Exact Name of Registrant as Specified in Charter)

        Delaware                    333-70808                 52-2316339
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(State of Incorporation)           (Commission              (I.R.S. Employer
                                   File Number)            Identification No.)

One Wachovia Center
301 S. College St.
Charlotte, North Carolina                                         28288
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(Address of Principal Executive Offices)                       (Zip Code)

       Registrant's Telephone Number, including area code (704) 374-6611
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ITEM 5.  Other Events
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     On January 23, 2004, Synthetic Fixed-Income Securities, Inc. ("SFSI")
transferred $30,000,000 aggregate principal amount of Forty Year 6.625% Debentures due February 15, 2038 (the "Underlying Securities"), issued by The Boeing Company to the STRATS Trust for Boeing Securities, Series 2004-1 (the "Trust") established by SFSI, which issued $30,000,000 6.000% STRATS Certificates, Series 2004-1, Class A-1 (the "Class A-1 Certificates"), issued pursuant to a base trust agreement, dated as of September 26, 2003 (the "Base Trust Agreement"), between SFSI and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of January 23, 2004 (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between SFSI and the Trustee. The Class A-1 Certificates were purchased by Wachovia Capital Markets, LLC ("Wachovia") from SFSI pursuant to an underwriting agreement, dated January 9, 2004 (the "Underwriting Agreement"), between SFSI and Wachovia, acting for itself as underwriter and as representative of the underwriters named in
Schedule I of the Underwriting Agreement.

ITEM 7.  Financial Statements and Exhibits
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(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                 Description
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     4.1             Series Supplement, dated as of January 23, 2004, between
                     Synthetic Fixed-Income Securities, Inc., as Trustor, and U.S. Bank Trust National Association, as Trustee.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SYNTHETIC FIXED-INCOME SECURITIES,
                                            INC.


                                            /s/ Teresa Hee
                                            ----------------------------------
                                            Name:   Teresa Hee
                                            Title:  Vice President

January 23, 2004

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INDEX TO EXHIBITS
    Exhibit No.                                   Description
    -----------                                   -----------
        4.1 Series Supplement, dated as of January 23, 2004, between Synthetic Fixed-Income Securities, Inc., as Trustor, and U.S. Bank Trust National Association, as Trustee.